UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2013
 Starbucks Corporation
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of Principal Executive Offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
As previously announced, effective at the beginning of fiscal 2012, we implemented a strategic realignment of our organizational structure designed to accelerate our global growth strategy. As part of this realignment, we shifted to the following four reportable operating segments: Americas, EMEA, CAP and Channel Development.
We continue to evolve our operating model to improve local relevancy and efficiency of decision making so that we are able to better optimize market opportunities. To better facilitate decision-making at a local level, effective at the beginning of fiscal 2013, we decentralized certain leadership functions in the areas of retail marketing and category management, global store development and partner resources, to support and align with the respective operating segment presidents. In conjunction with these moves, certain general and administrative and depreciation and amortization expenses associated with these functions, which were previously reported as unallocated corporate expenses within "Other," are now reported within the respective reportable operating segments to align with the regions which they support. In order to conform prior period classifications with the new alignment, the historical consolidated financial statements have been recast as reflected in the segment results below. This change did not have an impact to our historical consolidated results.

Fiscal 2012	Americas	EMEA	CAP	Channel Development	Other	Total
Depreciation and amortization	0.1	—	—	—	(0.1)	—
General and administrative	53.9	3.6	0.9	8.1	(66.5)	—

Fiscal 2011
Depreciation and amortization	0.6	—	—	—	(0.6)	—
General and administrative	66.5	1.4	1.8	4.3	(74.0)	—

Fiscal 2010
Depreciation and amortization	1.3	—	—	—	(1.3)	—
General and administrative	76.0	2.7	3.6	2.3	(84.6)	—
This Form 8-K provides a summary of the effects of the above reporting changes on Starbucks historical consolidated and segment level operating results. The information contained in this Form 8-K is being furnished pursuant to Regulation FD in order to provide the financial community with summary financial information and historical data that is on a basis consistent with how we will report current financial information. Beginning with the quarter ended December 30, 2012, our financial statements will reflect the new reporting changes with prior periods adjusted accordingly.
The recasting of previously issued financial information above and in the exhibit attached hereto does not represent a restatement of previously-issued financial statements and does not affect our reported net income, earnings per share, total assets, or stockholders’ equity for any of the previously reported periods.
The information furnished in Item 7.01, including the exhibits attached hereto, shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing. This report will not be deemed an admission as to the materiality of any information in the report that is provided in connection with Regulation FD.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Segment Level Results - As Recast

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STARBUCKS CORPORATION

	By:	/s/ Troy Alstead
Dated: January 24, 2013		Troy Alstead
chief financial officer and chief administrative officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Segment Level Results - As Recast